UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): April 26, 2005

The Rowe Companies

(exact name of registrant as specified in its charter)

Nevada	1-10226	54-0458563
State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Blvd, Suite 710, McLean, Virginia 22102

(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code: 703-847-8670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.05	Costs Associated with Exit or Disposal Activities

The following information is filed under Items 1.01 and 2.05 of Form 8-K:

On April 26, 2005, Rowe Properties Jessup, Inc. (the “Seller”), a subsidiary of Rowe Properties, Inc., which in turn is a subsidiary of The Rowe Companies (the “Company”), entered into an Agreement of Sale (the “Sale Agreement”), with Kenwood Management Company, LLC, as purchaser (the “Purchaser”), providing for the sale by the Seller to the Purchaser of certain real estate investment property located in Jessup, Maryland (the “Jessup Property”). A copy of the Sale Agreement is filed as Exhibit 10 to this report. The purchase price is $8,350,000 in cash, subject to increase for the cost of tenant improvements and allowances and related brokerage commissions paid by the Seller in the event the Seller enters into one or more new lease agreements for part of the Jessup Property prior to the closing. The Purchaser will be assuming the Seller’s outstanding mortgage debt secured by the Jessup Property (the “Mortgage”) and will receive a credit against the purchase price in an amount equal to the outstanding principal balance of the Mortgage as of the closing date, plus accrued and unpaid interest, late fees and any other fees and charges then due and owing the lender, less a one percent assumption fee payable to the lender by the Purchaser. As of the date of the Sale Agreement, the outstanding principal balance on the Mortgage was $5,743,000.

Consummation of the transaction is subject to customary closing conditions, including completion by the Purchaser of a 30-day due diligence period during which the Purchaser may, in its sole and absolute discretion, terminate the Sale Agreement if it is not satisfied with the results of its investigation, as well as the Purchaser obtaining written approval from the lender for the Purchaser’s assumption of the Mortgage, the Purchaser receiving the final versions of the lender’s required assumption documents in form and in substance acceptable to the Purchaser, and the unconditional release by the lender of the Seller from all of the Seller’s obligations under the Mortgage. Subject to the extension of the closing date under certain circumstances, the transaction is expected to be completed late in the second quarter or early in the third quarter of fiscal 2005. This transaction was brokered by Cresa Partners on behalf of the Company, for which Cresa Partners will receive a commission upon closing. Thomas Birnbach, Principal at Cresa Partners, is the son of Gerald M. Birnbach, Chairman and President of the Company.

The decision of the Company’s Board of Directors to dispose of the Jessup property was previously reported by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2004. The primary reasons for the Board’s decision were the desire to dispose of a non-core asset, the avoidance of significant capital expenditures that will be required in coming years, absent a disposition of this property, and a reduction in the Company’s outstanding indebtedness.

The Company estimates it will incur the following costs associated with the sale of the Jessup Property:

Commission on the sale of real estate	$300,000
Legal expenses and other closing costs	125,000

Total cash outlays	$425,000
Non-cash charges:
Write-off of loan fees	126,000

Total costs expected	$551,000

The Jessup Property had a net book value on the Company’s consolidated balance sheet as of February 27, 2005 of approximately $6.5 million. Based on this net book value amount and the estimated costs shown above, the Company expects to realize a gain of approximately $800,000, net of taxes, from the sale of the Jessup Property.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10	Agreement of Sale between Rowe Properties Jessup, Inc. and Kenwood Management Company, LLC

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other filings with the Securities and Exchange Commission, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will likely result,” “expect,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions, as well as the use of future dates, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to the Company’s future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: changes from anticipated levels of sales, whether due to future national or regional economic and competitive conditions, customer acceptance of existing and new products, or otherwise; the price at which an investment property is sold, cash and non-cash charges incurred in connection therewith, which may be materially different from estimated amounts, and the timing of any such sale; pending or future litigation; pricing pressures due to excess capacity; raw material cost increases; transportation cost increases; the inability of a major customer to meet its obligations; loss of significant customers in connection with a merger, acquisition, redisposition, bankruptcy or otherwise; actions of current or new competitors; increased advertising costs associated with promotional efforts; change of tax rates; change of interest rates; future business decisions and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. Additional risks are described in the Company’s annual and quarterly filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROWE COMPANIES
Registrant

Date: May 2, 2005	/s/ Gene S. Morphis
Gene S. Morphis Chief Financial Officer; Secretary-Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10	Agreement of Sale between Rowe Properties Jessup, Inc. and Kenwood Management Company, LLC

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